UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On March 26, 2021, the Company entered into a Sixth Amendment to the Amended and Restated Uncommitted Credit Agreement with Cooperative Rabobank U.A., New York Branch, as Administrative Agent, and various other lenders (the “Credit Agreement.”) The Credit Agreement became effective as of March 26, 2021, and provides for a $270 million credit facility, consisting of a $220 million base and a $50 million accordion feature. The maturity date of the new credit facility is March 25, 2022.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Sixth Amendment to Amended and Restated Uncommitted Credit Agreement and Amendment to Security Agreement, dated March 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2021

A-MARK PRECIOUS METALS, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary